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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 27, 2000, accompanying the consolidated financial statements of Decatur First Bank Group, Inc. appearing in the Annual Report of the Company and incorporated by reference in the Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Decatur First Bank Group, Inc. on Form S-8.


                                             /s/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
August 10, 2000